News Release

For Information Contact:	Lisa Brumfield (305) 500-3668 Lisa_Brumfield@Ryder.com	David Bruce (305) 500-4999 David_Bruce@Ryder.com

L. PATRICK HASSEY, ALLEGHENY TECHNOLOGIES CHAIRMAN, ELECTED TO RYDER BOARD OF DIRECTORS

MIAMI, December 20, 2005 – Ryder System, Inc. (NYSE:R), a global leader in transportation and supply chain management solutions, announced today that L. Patrick Hassey, Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (NYSE: ATI), has been elected to its Board of Directors. Allegheny Technologies is one of the largest and most diversified specialty metals producers in the world. The appointment of Mr. Hassey brings the number of directors on Ryder’s board to 11, all of whom are independent other than Ryder Chairman and Chief Executive Officer Greg Swienton.

“Pat is a proven leader with more than 35 years of broad international experience in manufacturing, engineered products, marketing and sales,” said Mr. Swienton. “His career also includes extensive work in key sectors such as aerospace, automotive, industrial machinery and distribution. We believe Pat’s industry knowledge combined with his experience as chief executive of a leading industrial supplier of specialty materials will enhance Ryder’s ability to deliver high value to customers and shareholders.”

Mr. Hassey became President and Chief Executive Officer of Allegheny Technologies in October 2003 and was elected Chairman in May 2004. Prior to joining Allegheny Technologies, Mr. Hassey had served as an outside management consultant to Allegheny Technologies’ executive management. Earlier, he served as Executive Vice President and a member of the corporate executive committee at Alcoa, Inc. until the time of his early retirement in February 2003.

Commenting on his appointment, Mr. Hassey said, “Ryder is a well established brand that has intensified its focus over the past few years to deliver consistently higher earnings. I look forward to working with fellow members of the board and Ryder’s management to build on these foundations and expand its long-term growth potential.”

Mr. Hassey is a graduate of California State University at Long Beach and attended the University of Southern California MBA Program.

About Ryder

Ryder is a Fortune 500 company providing leading-edge transportation, logistics and supply chain management solutions worldwide. Ryder’s stock (NYSE:R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. For more information about Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to customer acceptance or competition, customer retention levels, unexpected volume declines, loss of key customers in the Supply Chain Solutions (SCS) business segment, unexpected reserves or write-offs due to the deterioration of the credit worthiness or bankruptcy of certain customers in our SCS business segment, the possibility that changes in customers’ business environments will limit their ability to commit to long-term vehicle leases, changes in market conditions affecting the commercial rental market or the sale of used vehicles, increased competition from vehicle manufacturers and large service providers, higher borrowing costs and possible decreases in available funding sources caused by adverse changes in debt ratings, changes in accounting assumptions, adequacy of accounting accruals, changes in general economic conditions, unexpected reserves or losses due to the effects of recent hurricanes on our operations and the economy, increases in fuel prices, availability of qualified drivers, our ability to manage our cost structure and changes in government regulations, including regulations regarding vehicle emissions. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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